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                                                                   EXHIBIT 99.1

[HILLCREST                                                              [ARDENT
HEALTHCARE SYSTEM                                               HEALTH SERVICES
LOGO]                                                                     LOGO]

FOR IMMEDIATE RELEASE

CONTACT:          TYRA PALMER                        SHEA DAVIS
                  HILLCREST HEALTHCARE SYSTEM        ARDENT HEALTH SERVICES
                  (918) 579-7974                     (615) 296-3236

      ARDENT HEALTH SERVICES AGREES TO ACQUIRE HILLCREST HEALTHCARE SYSTEM

              $100 million to be invested in HHS over next 5 years

TULSA, OK/NASHVILLE, TENN. MAY 11, 2004 - Hillcrest HealthCare System (HHS) of Tulsa, Oklahoma, and Ardent Health Services, a Nashville-based healthcare provider, announced today that a definitive agreement has been reached for the sale of HHS to Ardent. The purchase price of the acquisition will be $281.2 million dollars plus working capital. The closing of this transaction is subject to customary closing conditions including regulatory and other approvals.

Necessary regulatory filings and processes are currently being undertaken and a transaction completion date is anticipated for summer 2004. During the next few months, HHS and Ardent will review the scope of activities that will be transitioned at completion.

"Ardent looks forward to becoming a member of the Tulsa community and eastern Oklahoma as a provider of healthcare," said David T. Vandewater, Ardent President and CEO. "We will provide premier quality healthcare services, delivered with compassion for patients and their families, with respect for employees, physicians and other health professionals and with responsibility to the communities we serve."



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Page two. . . Ardent Health Services Agrees to Acquire Hillcrest HealthCare
System

As part of the definitive agreement, Ardent intends to:

- Invest additional dollars in the system for service and facility improvements which will include new equipment, equipment replacement, facility renovations, new facilities, medical office space, information systems and other capital improvements - totaling approximately $100 million over the next 5 years.

- Hire HHS employees in positions and at compensation levels consistent with those currently provided.

- Maintain the medical staff status and privileges for all those currently on the medical staff.

-        Retain the name of each HHS facility.

Donald A. Lorack, President and Chief Executive Officer of HHS, said that Ardent's commitment to quality healthcare and its vision for eastern Oklahoma are consistent with HHS' community-based mission of service. "Ardent brings considerable potential benefits to our health system, our patients, physicians and employees, and the communities we serve."

HHS expects to use the proceeds from the transaction to repurchase all of its outstanding bonds at par with the remaining balance of those proceeds, along with the existing assets from Hillcrest Medical Center Foundation and Children's Medical Center Foundation, to be placed in a new community foundation.

"The mission of the foundation will be to continue to support the quality of healthcare in Tulsa and eastern Oklahoma, with a primary focus on supporting indigent and women's healthcare programs," explains David L. Cleveland, Chairman of the HHS Board of Trustees.

"Ardent Health Services is honored to have been entrusted with an organization that has a history of providing quality care, a mission of service, and having the loyalty of its doctors and nurses," said Vandewater. "We will respect that grand tradition as we work together and invest new resources and expertise to take this system forward."

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Page three. . . Ardent Health Services Agrees to Acquire Hillcrest HealthCare
System

Additional regional benefits of the sale include new local tax revenues generated by the change in status of HHS from a tax-exempt organization, a considerable community foundation created by the proceeds and Ardent's commitment to provide charity care and meet additional community needs at the HHS facilities.

HILLCREST HEALTHCARE SYSTEM (HHS)

HHS, with more than 6,000 employees and 1,800 physicians, is comprised of 39 entities including six metropolitan Tulsa hospitals, 10 regional hospitals, and two long-term care facilities. HHS' two major tertiary facilities are located in Tulsa - Hillcrest Medical Center, a 557-licensed bed medical center which was the city's first hospital, and Tulsa Regional Medical Center, a 331-licensed bed facility which is the nation's largest osteopathic teaching hospital.

ARDENT HEALTH SERVICES

Ardent Health Services has approximately 11,000 employees and owns 27 hospitals in 13 states and a 164,000-member health plan. Ardent's hospitals provide a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to adults. For more information, visit their website at www.ardenthealth.com.

Notice to Ardent Investors:

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are intended to be covered by the safe harbors created under that Act. These statements are based on the company's current estimates and expectations. Forward-looking statements may include words, such as "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed. These factors, risks and uncertainties include, without limitation, satisfaction of customary conditions to the closing of the Asset Purchase Agreement including timely receipt of various regulatory approvals, possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; a possible reduction of profitability of our health plan caused by lower enrollment; our failure to maintain satisfactory relationships with providers or our ability to effectively price our health care premiums or manage medical costs; the geographic concentration of our operations, particularly in Albuquerque, New Mexico; the availability, cost and terms of malpractice insurance coverage; claims and legal actions relating to professional liabilities or other matters exceeding the scope of our liability coverage; the highly competitive nature of the health care business, including the competition to recruit and retain physicians and other health care personnel and the ability to retain qualified management; the potential adverse impact of government investigations or "qui tam" lawsuits brought under the False Claims Act or other whistleblower statutes; our ability to integrate newly acquired facilities and improve their operations and realize the anticipated benefits of the acquisitions; our ability to acquire hospitals that meet our target criteria; our ability to manage and integrate our information systems effectively; any reduction in payments to health care providers by



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government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors; uncertainty associated with compliance with HIPAA and other privacy laws and regulations; the restrictions and covenants in our credit facility and debt instruments and the potential lack of adequate alternative financing; changes in, or violations of, federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; changes in general economic conditions and those factors, risks and uncertainties described in the Annual Report on Form 10-K under the caption "Risk Factors" and from time to time in our filings with the Securities and Exchange Commission (the "SEC").

We can give no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained in this release.